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                                                                   EXHIBIT 10.12

                                PROJECT AGREEMENT

[CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. OMITTED PORTIONS: SECTION 4.1 (IN PART), APPENDIX 1, APPENDIX 2, APPENDIX 3, APPENDIX 4. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


This project agreement (this "Agreement") is made and entered into by and between

1. CellPoint Systems AB, with an address for purposes of this Agreement at Sofielundsvagen 4, 191 47 Sollentuna ("CP"), and

2. Tele2 AB, with an address for purposes of this Agreement at Box 62, 164 94 Kista ("Tele2").

CP and Tele2 are hereinafter individually referred to as "Party" and they are jointly referred to as the "Parties".

1.   BACKGROUND

1.1 CP has developed a system enabling GSM-based positioning and telematics (the "CellPoint System"). The CellPoint System is described in the CellPoint System Technical Description (APPENDIX 1).

1.2  Tele2 is licensed to operate mobile communications services in Sweden.

1.3 Tele2 has decided to launch commercial positioning services to its customers based on the CellPoint System after a Quotation from CP (APPENDIX
     2). Tele2's positioning services are described in the Product Description (APPENDIX 3). The implementation of Tele2's positioning services are described in the Implementation Project Definition (APPENDIX 4).

1.4 CP and Tele2 are interested in jointly carrying out a project in order to implement Tele2's positioning services (the "Implementation Project") and to negotiate the detailed terms and conditions of a commercial agreement (the "Commercial Agreement").

1.5  In consideration of the foregoing, the Parties have agreed the following:

2.   SCOPE OF THE AGREEMENT

2.1 The scope of this Agreement is to regulate the relationship and the activities between CP and Tele2 during the Implementation Project. The aim is to conclude all necessary preparations before the commercial launch of Tele2's positioning services as described in the Product Description. The Parties shall jointly


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     determine the specifications and the evaluation criteria to test the performance and capacity of the Tele2's Positioning services as described in the Product Description. The target date for internal launch of Tele2's positioning services is June 1, 1999.

2.2 Further, in parallel with the Implementation Project, CP and Tele2 shall negotiate the detailed terms and conditions of, and execute as expeditiously as possible, the Commercial Agreement, which shall be based on the Quotation.

3.   THE DIVISION OF RESPONSIBILITIES AND COSTS

     The division of responsibilities and costs between the Parties during the Implementation Project shall be as specified in this Agreement and its Appendices. As expeditiously as possible after the start of the Implementation Project, the Parties shall agree on a project plan (the "Project Plan") detailing the activities and the time schedule and sequence of events for the performance of the Implementation Project.

4.   COMMERCIAL AGREEMENT

4.1 This Agreement shall form the basis for the final Commercial Agreement and the Parties shall use best efforts to conduct good faith negotiations on the detailed terms and conditions of the Commercial Agreement. The Commercial Agreement shall have an initial term of 24 months and it shall, unless terminated by either party, be prolonged for consecutive 12-month periods. [OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

4.2  [OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT
     TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

5.   INTELLECTUAL PROPERTY RIGHTS


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                                                                               3

     The CellPoint System, including any confidential information of CP and all rights therein, including without limitation, any intellectual property rights relating thereto, are owned solely by CP and no such rights are granted and/or transferred to Tele2 pursuant to this Agreement. All CP's trademarks, service marks, trade names, logos or other words or symbols are and will remain the exclusive property of CP and any use by Tele2 of the trademarks and/or logos of CP or the CellPoint System are subject to the terms and conditions of the Commercial Agreement.

6. CONFIDENTIALITY

6.1 Neither Party shall use or divulge or communicate to any person (other than those whose province it is to know the same or as permitted or contemplated by this Agreement or with the written approval of the other Party or as may be required by law or by any applicable stock exchange regulations):

     (a) any confidential information concerning the systems, customers, business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other Party which may come to first Party's knowledge during the term of this Agreement; or

     (b)  any of the terms of this Agreement

     and each Party shall use its best endeavours (i) to prevent the unauthorised publication or disclosure of any such information, materials or documents and (ii) to ensure that any person to whom such information, materials or documents are disclosed by such Party is aware that the same is confidential to the other Party.

6.2 Each Party shall ensure that its employees are aware of and comply with the confidentiality and non-disclosure provisions contained in this Section and shall indemnify the other Party against any loss or damage which the other Party may sustain or incur as a result of any breach of confidence by any of such Party's employees.

6.3 The provisions of this Section shall survive the termination of this Agreement, but the restrictions contained in sub-section 6.1 shall cease to apply to any information which may come into the public domain otherwise than through unauthorised disclosure by either Party or their employees.

7.   TERMINATION

7.1 Notwithstanding anything else contained herein, this Agreement may be terminated by either Party forthwith on giving notice in writing to the other if the other Party:


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                                                                               4

     (a) becomes insolvent or starts negotiations about composition with its creditors or a petition in bankruptcy is filed by or against it or it makes an assignment for the benefit of its creditors; or

     (b) fails to fulfil any of its material obligations under this Agreement and (in case of a failure capable of being remedied) remedial action to correct such failure is not commenced within thirty (30) days from having received a written request for such remedial action from the first Party, which request specifically references the section of this Agreement being breached and which explicitly states the first Party's intention to terminate this Agreement pursuant to this sub-section 7.1(b) if such remedial action is not commenced within such thirty day period.

7.2 Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

8.   LIABILITY

     Since the scope of this Agreement is to carry out the Implementation Project and not to provide the CellPoint System for commercial use, the Parties agree that neither Party shall be liable to the other Party or any third party for any indirect damages or losses caused by, or related to, the CellPoint System and/or either Party's performance (or non-performance) of its obligations hereunder. The liability for direct damages between the Parties to be limited to SEK 500,000. CP disclaims all warranties, either express, implied or statutory warranties, including but not limited to the warranties of design, merchantability or fitness for a particular purpose, with respect to the CellPoint System. CP does not warrant, guarantee, or make any representations regarding the use of, or the results of the use of, the CellPoint System in terms of correctness, accuracy, reliability or otherwise, and Tele2 relies on the Cell-Point System and its results solely at Tele2s own risk. The Parties acknowledge that the limitations and exclusions of liability are reasonable in the context of the arrangements taken on a whole. This limitation of liability clause shall be renegotiated when entering into the Commercial Agreement.

9.   FORCE MAJEURE

9.1 Neither Party will be responsible for failure to fulfil its obligations due to events of force majeure nor due to events beyond its control or due to events beyond its sub-contractors' control.


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                                                                               5

9.2 The events referred to in sub-section 9.1 include, but are by no way limited to; partial or total strikes (either internal or external), lock-out, inclemency, epidemic, blockage of means of transport or of supplies for whatever reason, earthquake, fire, storm, flood, water damage and governmental or legal restrictions.


10.  SEVERABILITY

     If a provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason or to any extent, be invalid or unenforceable, such invalidity or enforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by law. In the event of the invalidity or unenforceability of any provision of this Agreement or of the application thereof to any person or circumstance, the Parties shall, at the request of either Party, negotiate in good faith to agree on changes of amendments to this Agreement which are required to carry out the intent and accomplish the purpose of this Agreement in the light of such invalidity or unenforceability.

11.  WAIVER

     The failure of either Party hereto to insist upon the strict adherence to any term of this Agreement on any occasion shall not be considered as a waiver of any right hereunder nor shall it deprive that Party of the right to insist upon the strict adherence to that term or any other term of this Agreement at some other time.

12.  AGREEMENT

     This Agreement (which term shall be deemed to include all of the Appendices attached hereto) constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes all other agreements, understandings and contracts whether oral or written with respect thereto. Any purchase order, order acknowledgement, invoice or other document containing additional or different terms of conditions shall not have force or effect upon the terms of conditions of this Agreement and any Party receiving such document shall not be deemed to have accepted said additional or different terms or conditions by its failure to object thereto.

13.  SURVIVAL OF RIGHTS AND OBLIGATIONS


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                                                                               6

     Rights and obligations under this Agreement, which by their nature would continue beyond the termination or ending in any other way of this Agreement shall survive the termination of this Agreement.

14.  AMENDMENTS

     No amendments, changes, revisions or discharges of this Agreement, in whole or in part, shall have any force or effect unless set forth in writing and signed by the Parties hereto.

15.  ASSIGNMENT

     The Parties may not wholly or partly assign, sub-contract, pledge or otherwise encumber any of its rights and/or obligations under this Agreement to any third party, except as expressly stated herein or with the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign all of its rights or obligations arising out of this Agreement to any company which is from time to time a holding company or a subsidiary of such Party or a subsidiary of any such holding company.

16.  PRESS RELEASES

     Subject to the consent of the other Party (which consent shall not be unreasonably withheld or delayed) each Party may issue one or several press releases with respect to the Implementation Project and this Agreement.

17.  NON-EXCLUSIVITY

     This Agreement will in no way be deemed to restrict or otherwise limit CP's right to freely carry on (on its own or jointly with third parties) any business, testing, development or research activities anywhere in the world, including, but not limited to, the marketing and operation of the CellPoint System.

18.  GOVERNING LAW


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                                                                               7

     This Agreement shall be governed by, and construed and enforced in accordance with the substantive laws of Sweden without regard to its principles of conflicts of laws.

19.  ARBITRATION

     Any and all disputes, controversies and claims arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the rules of the Arbitration Institute of the Stockholm Chamber of Commerce. Unless the Parties agree otherwise, the arbitration proceedings shall be conducted in Stockholm, Sweden, in the English language. The arbitration award shall be final and binding upon the Parties.

20.  NOTICES

     All notices required by this Agreement to be given by either Party to the other Party shall be in English, unless otherwise is specifically agreed upon, and shall be sent by mail, telex or telefax and shall be addressed to the last known address of the other Party and shall be confirmed by registered letter if so required.

21.  EFFECTIVE DATE

     This Agreement becomes effective when it has been duly executed by both Parties.

                                ----------------


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                                                                               8

This Agreement has been executed in two identical counterparts, whereof the Parties have taken one each.

Date:                                             Date:
April 23, 1999                                    April 23, 1999
Place:                                            Place:


CELLPOINT SYSTEMS AB                              TELE2 AB


/S/ PETER HENRICSSON,                             /S/ LARS-JOHAN JARNHEIMER,
---------------------                             --------------------------
     PRESIDENT                                        MANAGING DIRECTOR


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                                                                               9

                                                                      Appendix 1

CellPoint System

Technical Description


[OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

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                                                                              10

                                                                      Appendix 2

CellPoint System

Quotation


[OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


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                                                                              11

                                                                      Appendix 3

CellPoint System

Positioning Services
Product Description


[OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


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                                                                              12

                                                                      Appendix 4

CellPoint System

Positioning Service Implementation Project Definition


[OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]